Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

This joint filing agreement is made pursuant to Rule 13d-l(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referenced to herein as a “Joint Filer”. The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

DATE: November 30, 2018

GINA HUANG

/s/ Gina Huang (Mei-Yun Huang)
Gina Huang

JAG INTERNATIONAL, LTD.

By:	/s/ Gina Huang (Mei-Yun Huang)
Name:	Gina Huang
Title:	General Partner

BRILLIANT START ENTERPRISE, INC.

By:	/s/ Gina Huang (Mei-Yun Huang)
Name:	Gina Huang
Title:	General Partner

JIANGANG LUO

/s/ Jiangang Luo
Jiangang Luo

CLEANTECH GLOBAL LTD.

By:	/s/ Jiangang Luo
Name:	Jiangang Luo
Title:	Managing Partner

JAMES TU

/s/ James Tu
James Tu

5 ELEMENTS GLOBAL FUND L.P.

By:	/s/ James Tu
Name:	James Tu
Title:	Managing Partner

YEH-MEI HUI CHENG

/s/ Yeh-Mei Hui Cheng
Yeh-Mei Hui Cheng

COMMUNAL INTERNATIONAL, LTD.

By:	/s/ Yeh-Mei Hui Cheng
Name:	Yeh-Mei Hui Cheng
Title:	Authorized Representative

5 ELEMENTS ENERGY EFFICIENCY LIMITED

By:	/s/ Yeh-Mei Hui Cheng
Name:	Yeh-Mei Hui Cheng
Title:	Authorized Representative